Exhibit 23

               Socrates Technologies Corporation and Subsidiaries

              Consent of Independent Certified Public Accountants


We have issued our report dated March 3, 2000 (except for Note M, for which the date is March 27, 2000), accompanying the consolidated financial statements incorporated herein by reference or included in the Annual Report of Socrates Technologies Corporation, on Form 10-K, for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Socrates Technologies Corporation, on Form S-8 (File No. 333-96155) filed with the Commission on February 4, 2000.


                                             /S/ GRANT THORNTON LLP
                                             ----------------------
                                                 GRANT THORNTON LLP

Vienna, Virginia
March 27, 2000







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